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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2007

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events

The Company is unable to file  a Form 10-K for the period ended December 31, 2006 , because we do not have audited financial statements for the year ending December 31, 2006, nor do we have  a restatement of our historical financial statements for the years ended December 31, 2004 and 2005, as well as interim quarterly periods ended March 31, 2004, through  September 30, 2007.  We do not expect to be able to quantify the final financial statement impact of the accounting issues until we complete our restatement and file our 2004, 2005 and 2006 Annual Reports on Form 10-K and applicable Form 10-Q’s . We have not yet engaged the services of an independent registered accountant for purposes of audit opinion that might be rendered on the Company's financial statements nor has a firm been engaged to provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company.

The Company also has received requests from the staff of the Securities and Exchange Commission and is complying with an inquiry concerning financial statement issues related to its former subsidiary, PowerCold Comfort Air Solutions, Inc., and the Company. The Company is cooperating fully with the inquiry.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Randy Rutledge

___________________________

Randy Rutledge

Chief Financial Officer

Date:  April 9, 2007